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                                                                   EXHIBIT 10.46

The Directors,                                            28th September 2001
Medscreen Limited,
Harbour Quay,
100 Preston's Road,
London E14 9PH


Dear Sirs,

POUND STERLING350,000 TERM LOAN FACILITY

We, Lloyd's TSB Bank plc (the "BANK") are pleased to offer to Medscreen Limited (company registered number 2055216 and herein referred to as the "BORROWER") a loan facility of Pound Sterling350,000 (three hundred and fifty thousand pounds sterling) (the "FACILITY") upon and subject to the terms and conditions of this letter.

1.  DEFINITIONS

"Business Day" means a day other than a Saturday or a Sunday on which banks are open for general business in London.

"Commitment Termination Date" means 31st October 2001 or the date on which the Facility is drawn, whichever shall first occur.

"Consolidated Net Worth" mean at any particular time the aggregate of the amount paid up on the issued share capital of the Borrower and the consolidated distributable and non-distributable reserves of the Borrower and its Subsidiary Undertakings but (a) after deducting the total of any debit balance on profit and loss account and the book value of any intangible assets including but not limited to goodwill, and (b) excluding any minority interests in Subsidiary Undertakings and any increase in the valuation of assets subsequent to the date of the Financial Statement.

"Current Account" means the sterling current account of the Borrower with the Bank's Threadneedle Street Branch (numbered 300009 02437621) or any account opened with the Bank in replacement of or in substitution for such account.

"Dollars" and "US$" means the lawful currency of the united States of America and, in relation to all payments and transfers of funds to be made hereunder in Dollars, such funds as are customary on the date payment is made for settlement of international banking transactions through the New York Clearing House Interbank Payments System (or such other Dollar funds as may be specified by the Bank to the Borrower in writing).

"Equivalent Amount" means the sterling equivalent of the relevant amount of Dollars, as conclusively determined by the Bank on the basis of its spot selling rate for Dollars against sterling at or about 10 a.m. 2 Business Days prior to the day such calculation falls to be made.

"Event of Default" means an event described in Clause 9 here or any circumstances which with the giving of notice and/or the passing of time could become such an event.

"Facility Limit" means Pound Sterling350,000 subject to any cancellation or other reduction thereof within the terms of this letter.


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                                       2



"Financial Statement" means at any particular time the then latest audited consolidated balance sheet and profit and loss account (each prepared on the same basis and in accordance with the same accounting principles as the latest such balance sheet and profit and loss account received by the Bank prior to the date of this letter) of the Borrower and its Subsidiary Undertakings together with the notes to both.

"Loan" means at any particular time, the principal amount available to be borrowed hereunder or, as the case may be, the principal amount borrowed and remaining outstanding hereunder.

"Notification Date" means the date which is 2 Business Days prior to the date the Facility is to be drawn down.

"Parent" means Pharmchem Laboratories Inc.

"PBIT" means the consolidated profit of the Borrower and its Subsidiary Undertakings before taxation and interest paid and payable. Credit items of an extraordinary nature and credit items of an exceptional nature shall be excluded for the purpose of any relevant computation hereunder unless otherwise expressly agreed by the Bank.

"Repayment Date" means the date which is 1 month after the date the Facility is drawn down and each date occurring at monthly intervals thereafter until all amounts owing hereunder have been repaid in full.

"Sterling Facility" means the sterling loan equal to Pound Sterling900,000 provided to the Borrower by the Bank pursuant to a facility letter of even date to this letter.

"Subsidiary Undertaking" shall have the meaning ascribed to it in Section 258 of the Companies Act 1985. During any period in which the Borrower does not have a Subsidiary Undertaking all references herein to "Subsidiary Undertakings" of the Borrower shall be ignored and the appropriate text read and construed accordingly.

Words denoting the singular number only shall include the plural and vice-versa.

2.   DRAWING & INTEREST

2.1 The Facility may be drawn down hereunder in full in one amount (being the amount in Dollars with an Equivalent Amount equal to the Facility Limit) on any Business Day occurring on or before the Commitment Termination Date (failing which the Facility shall be cancelled) subject to receipt by the Bank of notice from the Borrower no later than 10 a.m. on the Notification Date and provided that at the time of drawing the currency of the drawing is, in the Bank's opinion, readily available to the Bank in the amount of the drawing and that the Bank is able to determine the applicable rate of interest pursuant to the terms of this letter.

     The notice of drawing shall also specify the account to which the proceeds are to be paid. The proceeds of the drawing shall be utilised by the Borrower in or towards providing a loan to the Parent to assist in the relocation of the Parent's research and testing facility and shall be held in trust for the Bank until so applied.

2.2 If at any time the Bank determines that the Loan exceeds the Facility Limit by more than 10% then the Borrower shall repay to the Bank on demand in Dollars the amount by which the Facility Limit is exceeded.

2.3 Interest will be calculated on the Loan at 1.75% per annum above the Bank's Dollar short-term offered rate from time to time and shall be paid by the Borrower on such quarterly dates in each year as the Bank may from time to time require and additionally on the date of final repayment of the Loan.

3.   REPAYMENT

3.1 The drawing made hereunder shall be repaid by the Borrower in 48 consecutive equal monthly instalments, one on each Repayment Date.


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                                       3


Each such repayment shall be made in Dollars and each shall be equal to 1/16 of the Loan as at the Commitment Termination Date (save that the last such instalment shall be in such amount as to repay in full all amounts then owing to the Bank under or pursuant to this letter).

4.   EARLY REPAYMENT

4.1 The Borrower may by not less than 5 Business Days' prior notice specifying the date of prepayment prepay together with accrued interest the whole or any part of the Loan in minimum amounts of equivalent to US$50,000 and a multiple of US$10,000 on any Business Day.

4.2 No part of the Loan repaid or prepaid (whether prepaid pursuant to this clause or pursuant to any other clause of this letter) may be redrawn. The Bank will decide how to apply any part prepayment of the Loan, either by reducing subsequent repayments proportionately or by applying the part prepayment to the then latest repayment instalment(s) so as to reduce the term of the Facility.

5.   ADDITIONAL COSTS & CHANGES IN CIRCUMSTANCES

5.1 If the application of or introduction of or any change in any applicable law, regulation, requirement, directive or request or any change in the interpretation thereof by any governmental, fiscal, monetary or other authority charged with the administration thereof or by any self-regulating organisation or court of competent jurisdiction (in any case whether or not having the force of law) shall subject the Bank or any holding company of the Bank to any tax, duty or other charge with respect hereto or change the basis of taxation on any amounts payable to the Bank hereunder (except in respect of tax on the overall net income of the Bank or any such holding company) or impose, modify or deem applicable requirements in respect of any liquid asset, special or other deposit or prudential or cash ratio or other requirements against, or the allocation by the Bank or any holding company of the Bank of capital in support of, any assets or liabilities or contingent liabilities of, deposits with or for the account of, or advances or commitments made by the Bank, and this shall increase the cost (to the Bank or any such holding company) of the Bank maintaining the Facility or shall reduce the amount of principal or interest receivable by the Bank or shall otherwise reduce the return to the Bank hereunder by an amount which the Bank deems material, the Borrower shall pay to the Bank upon demand such additional amounts as are necessary to compensate for such increased cost or reduction.

5.2 If at any time the currency in which any amount outstanding or owing in connection with the Facility is denominated is due to be or has been converted into the euro or into any other currency as a result of a change in the law or by agreement between the Bank and the Borrower then:

     (a) the Bank may in its sole discretion determine and shall give written notice to the Borrower of the currency or currency unit in which all or any amounts payable under or in connection with this letter shall be paid. After the expiry of 7 days from the date of such notice all such payments shall be made in such currency or currency unit and all references in this letter to currency shall mean and include reference to a currency unit; and

     (b) the Bank may by giving not less than 21 days' written notice to the Borrower change any of the terms applying to the Facility but only to the extent that the Bank reasonably considers any such change necessary to take account of differences in market practice or to compensate for increases in costs to the Bank or to any holding company of the Bank arising from or related to such conversion or arising from or related to the introduction of or to the extension of monetary union within the European Union. Any such change shall amend the terms of this letter upon expiry of such period of notice.

     At any time within 21 days of receipt of such notice from the Bank the Borrower may prepay all (but not part) of the Loan. Once prepaid the Loan may not be redrawn.

5.3 All legal and other costs and expenses including any stamp and other duties and registration fees on a full indemnity basis and value added tax thereon incurred by the Bank in assessing the Facility, in the preparation of this letter, in the preparation, valuation, taking and release of any guarantee or security


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                                       4

     given in connection with this letter and in connection with the enforcement, administration and preservation of its rights under the Facility shall be payable by the Borrower on demand.

6.   CONDITIONS PRECEDENT & SECURITY

6.1 The obligations of the Bank hereunder shall not come into effect unless and until it has received in form and substance satisfactory to it:

     (a) a certified copy of the board resolution of the Borrower authorising acceptance of this letter and nominating the person(s) authorised to sign this letter on its behalf, and the person(s) authorised to give notices of drawing and other communications required hereunder, together with their duly authenticated specimen signatures; and

     (b) the security described in Clause 6.2 hereof together with such evidence as the Bank shall require to confirm that such security is in full force and effect.

6.2 All amounts owing to the Bank under or pursuant to the Facility shall at all times be secured by an unlimited debenture from the Borrower (the "Security").

     The Security and all other security held by the Bank now or in the future shall be continuing security not only for the Facility but also for all other moneys obligations and liabilities whether certain or contingent at any time due owing or incurred by the Borrower [or the relevant guarantor] to the Bank.

7.   REPRESENTATIONS & WARRANTIES

7.1  The Borrower hereby represents and warrants to the Bank that:

     (a) all action necessary to authorise its execution of this letter and the security documents required pursuant to the terms of this letter to which it is a party and its performance of its respective obligations hereunder and thereunder has been duly taken and neither such execution nor such performance will cause any limit or restriction on its borrowing or other powers, or on the right or ability of its directors (or any of them) to exercise such powers, to be exceeded or breached or will constitute or result in any breach of any agreement, law, requirement or regulation;

     (b) no material litigation, administrative or judicial proceeding are presently pending or threatened against it or any of its Subsidiary Undertakings;

     (c) there has been no material adverse change in the financial condition of it or any of its Subsidiary Undertakings since the date of the Financial Statement received by the Bank prior to the date of this letter; and

     (d)  no Event of Default has occurred and is continuing.

7.2 The Borrower shall be deemed to repeat the representations and warranties set out in Clause 7.1 hereof on each day on which any amount remains owing to the Bank hereunder or for as long as the Bank is under any obligation to make the Facility available in each case as if made at each such time with reference to the facts and circumstances then existing.

8.   UNDERTAKINGS OF THE BORROWER

For as long as the Bank is under any obligation to make the Facility available or for as long as any moneys or liabilities are owing or incurred to the Bank hereunder the Borrower;

8.1 shall not, and shall procure that none of its Subsidiary Undertakings shall, without the prior written consent of the Bank:


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                                       5

     (a) factor or otherwise assign or deal with any book or other debts or securities for money now and from time to time due or owing to it or such a Subsidiary Undertaking otherwise than by getting in and realising the same in the ordinary course of business as now conducted;

     (b) materially change the nature of its respective business as now conducted;

     (c) create or permit to subsist or arise any mortgage, charge, pledge or lien or any other security interest or encumbrance (other than a lien arising solely by operation of law in the ordinary course of business) over any of its or such Subsidiary Undertaking's present or future undertaking, property, revenue or assets (except as provided herein);

     (d) enter into or permit to subsist any transaction which, in legal terms, is not secured indebtedness but which in the Bank's opinion has an economic or a financial or commercial effect similar to that of secured indebtedness;

     (e) part with, sell, transfer, lease or otherwise dispose of (or attempt or agree to do any such thing) the whole or any material part of its or such Subsidiary Undertaking's undertaking, property, revenue or assets (either by a single transaction or a number of transactions whether related or not) other than for full value on an arm's length basis; or

     (f) other than pursuant to this letter and the facility letter relating to the Sterling Facility, provide any loans or pay any dividends to the Parent until the date that the aggregate of the amounts owing by the borrower to the Bank, as determined by the Bank, in respect of the Facility and the Sterling Facility is less than Pound Sterling 500,000; and

8.2 shall comply with the following financial covenants, which covenants shall be tested against the Financial Statement:

     (a) the Borrower shall maintain the Consolidated Net Worth at not less than Pound Sterling1,500,000 as per the Audited Accounts;

     (b) the Borrower shall procure that PBIT at all times exceeds 500% of the aggregate amount of interest paid and payable; and

8.3  shall supply to Lloyds TSB Commercial, Central and West London:

     (a) as soon as practicable (and in any event within 150 days after the close of each of its financial years) copies of the Financial Statement and the accounts of such of its Subsidiary Undertakings as the Bank may from time to time require for that financial year;

     (b) as soon as practicable (and in any event within 60 days of the end of each month) copies of the management accounts of the Borrower for that month, such as accounts to be in form, substance and content acceptable to the Bank and to be certified by a director of the Borrower; and

     (c) promptly on request, such other information regarding the financial condition or the business of the Borrower or any of its Subsidiary Undertakings as the Bank may reasonably require; and

8.4 shall ensure that (a) it and each of its Subsidiary Undertakings maintains with reputable underwriters or insurance companies adequate insurance on and over its respective business and assets, such insurance to be against such risks and to the extent usual for persons carrying on a business such as that carried on by the Borrower or, as the case may be by the relevant Subsidiary Undertaking and from time to time upon the request of the Bank, shall furnish the Bank with evidence of compliance with this obligation and
     (b) the Borrower and each of its Subsidiary Undertakings has the right and is duly qualified to conduct its respective business as it is now conducted and will maintain all franchises, licences and rights necessary to conduct such business and, in the case of the Borrower, to comply with the obligations of the Borrower under this letter; and


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                                       6

8.5 shall immediately upon becoming aware of the same give the Bank notice of the occurrence of any Event of Default.

9.   EVENTS OF DEFAULT

9.1  In the event that:

     (a)  the Borrower fails to pay any sum due hereunder on its due date;

     (b) the Borrower defaults in the due performance or observance of any obligation accepted or undertaking given by it to the Bank or any representation warranty or statement made or deemed made by the Borrower herein or pursuant hereto proves to be incorrect or misleading;

     (c) any other indebtedness of the Borrower becomes due or capable of being declared due prior to the stated due date for payment thereof or the Borrower defaults in the payment when due of any indebtedness or defaults in paying on the due date any sum payable by it under any guarantee, indemnity or similar undertaking given by it or steps are taken to enforce any security for any liability of the Borrower present or future;

     (d) an encumbrancer takes possession or a receiver or similar official is appointed of any of the assets or undertaking of the Borrower or a petition is presented for the making of an administration order or any judgment made against the Borrower is not paid out, stayed or discharged within 14 days;

     (e) proceedings are commenced or a petition is presented (and is not dismissed within 14 days) or an order is made or an effective resolution is passed for the winding up of the Borrower or the Borrower is or becomes insolvent or stops or threatens to stop payment of its debts generally or is deemed unable to pay such debts (whether within the meaning of Section 123 of the Insolvency Act 1986 or otherwise) or the directors of the Borrower become obliged to convene a meeting pursuant to Section 142 of the Companies Act 1985 or an application is made in connection with a proposal to creditors for a voluntary arrangement or the Borrower makes or seeks to make any arrangement or composition with its creditors (whether under Part I of the Insolvency Act 1986 or otherwise);

     (f) any guarantee, other security or other document or arrangement relied upon by the Bank in connection with the Facility ceases to be continuing or ceases to remain in full force and effect or notice of discontinuance is received by the Bank or the Bank reasonably believes that the effectiveness of any such document or arrangement is in doubt or if any provision of such document or arrangement is not complied with for any reason whatsoever;

     (g) the Borrower ceases or threatens to cease to carry on its business in the normal course or breaches any legislation relating to its business, including without limitation any applicable environmental protection laws;

     (h) the Borrower ceases to be a wholly owned Subsidiary Undertaking of the Parent, or the persons who now have control of the Borrower cease to have control of the Borrower ("control" having the meaning ascribed to it in Section 840 of the Income and Corporation Taxes Act 1988) or voting control of the Borrower is acquired by any person, or company or group of connected persons (as defined in Section 839 of the Income and Corporation Taxes Act 1988) not having control of the Borrower at the date hereof;

     (i) any of the above events mutatis mutandis occur or proceedings analogous or equivalent thereto arise in relation to the Parent, any Subsidiary Undertaking of the Parent or the Borrower or any guarantor of the Facility; or

     (j) the Borrower fails or has failed to disclose to the Bank any important information that is relevant to the Facility or to any security document or undertakes or is subject to any action or


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                                       7

          occurrence which in the opinion of the Bank causes the payment of any amount owing hereunder to be at risk,

     then the Bank shall have the right at any time or times thereafter to declare it commitments hereunder cancelled and/or all amounts then outstanding hereunder payable on demand, whereupon such commitments shall be so cancelled and/or such outstandings shall be so payable, and /or to declare the Facility immediately due and payable, whereupon the Borrower shall pay to the Bank the total principal amount outstanding hereunder together with accrued interest thereon and any other amounts payable hereunder.

9.2 The Bank shall have the right at the time of making such demand or any time thereafter to convert all amounts then due and payable hereunder in Dollars into sterling at the Bank's spot selling rate for such currency against sterling at that time.

9.3 If any amount is not paid when due hereunder (including under this clause) the Borrower shall pay to the Bank on demand interest on such sum (whether before or after judgment) at 4.75% per annum above the cost to the Bank as certified by the Bank of funding such sum on the London interbank market for such period or consecutive periods as the Bank in its sole discretion may select, running from the date of such default to the date of receipt of such sum in full by the Bank. Interest, if unpaid, shall be added to the sum in default on the last day of each such period or at 3 monthly intervals whichever is more frequent.

10.  INDEMNITIES

10.1 The Borrower shall indemnify the Bank, without prejudice to any of the Bank's other rights hereunder, against any loss or expense as certified by the Bank including legal expenses on a full indemnity basis and loss of profit which the Bank may incur or sustain as a consequence of the occurrence of any Event of Default or any failure by the Borrower to pay any sum demanded by the Bank as a result thereof, or any amount payable to the Bank hereunder in one currency being converted into another currency, whether pursuant to any judgment or order or otherwise.

11.  NOTICES

11.1 All communications from the Borrower in respect of the Facility shall be irrevocable and shall, unless otherwise specified in this letter, be sent by letter to the Bank's Threadneedle Street Branch or to such address as the Bank may notify in writing to the Borrower from time to time.

11.2 Any notice or demand to be given by the Bank shall be given in writing and without prejudice to any other effective mode of service shall be deemed to have been sufficiently served if sent to the Borrower at its address given above or to its registered office for the time being.

12.  PAYMENTS

12.1 All payments due from the Borrower hereunder shall be made without any set-off, deduction or withholding of any nature whatsoever.

12.2 The Borrower hereby authorises the Bank to debit the Current Account with the amount of all sterling payments due to the Bank from time to time under the terms of this letter and undertakes to ensure that there will be sufficient cleared funds available on that account or sufficient availability within any agreed overdraft thereon by 12 noon on any relevant date to cover all such payments falling due on that date.

13.  MISCELLANEOUS

13.1 If at any time the Bank delays exercising any of the rights it has under this letter or exercises only part of those rights, it will still have the right to exercise all or any other rights at any later time.


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                                       8

13.2 Without prejudice to the Bank's rights under any set off arrangements the Bank may at any time whether before or after any demand hereunder for payment without notice to the Borrower apply any moneys standing to the credit of the Borrower on any account and whether subject to notice or not and whether denominated in sterling or in any other currency in or towards satisfaction of any liabilities of the Borrower under this letter.

13.3 If the due date for any payment would otherwise fall on a non-Business Day, the effective date shall be the next succeeding Business Day.

13.4 This letter shall be binding upon and shall inure only to the benefit of the Bank and the Borrower and their respective successors and assigns, provided that the Borrower shall not assign any of its rights or transfer any of its obligations hereunder without the prior written consent of the Bank. For the avoidance of doubt, the Bank and Borrower do not intend that any of the terms of this letter should otherwise be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this letter.

13.5 Members of the Lloyds TSB group may transfer any information regarding the Borrower among themselves, to their auditors for the time being and to any potential assignee or transferee of the Facility. Information may not be transferred further or otherwise (including for marketing purposes) without the prior written consent of the Borrower unless such information is in the public domain or unless the Bank is required by laws so to do.

13.6 All calculations in respect of interest due to the Bank under the Facility shall be on the basis of the actual number of days elapsed and a 360 day year.

13.7 In this letter reference to (a) any statutory provision shall be deemed to mean and to include a reference to any modification or re-enactment thereof for the time being in force, and (b) the Bank's Base Rate shall mean and include any rate replacing that rate from time to time.

13.8 This letter shall be governed by and construed in accordance with the laws of England and Wales.

14.  PERIOD OF OFFER

14.1 The offer of the Facility is open for acceptance by returning the attached duplicate of this letter with the acknowledgment duly signed by authorised officers of the Borrower to be received by Lloyds TSB Commercial, Central & West London not later than one month hence failing which the offer will lapse.

Yours faithfully,
For and on behalf of Lloyds TSB Bank plc

/S/ RNA MILNE

R.N.A. Milne
Senior Manager


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                                       9

THIS LETTER CREATES LEGAL OBLIGATIONS. BEFORE SIGNING YOU MAY WISH TO TAKE INDEPENDENT ADVISE.

We hereby acknowledge and accept the terms of your offer dated 28th September 2001 of which this is a duplicate and agree all the terms and conditions therein contained. We also acknowledge that your offer contains all the terms currently applicable to the Facility and that no representation made in good faith, warranty or undertaking has been made by you or on your behalf in connection with the Facility which is not expressly set out in your offer and, in deciding to accept your offer and to proceed with any transaction or project for which the Facility has been sought, you have no duty to give us advice and we have not relied on any advice given by you or on your behalf.

Signed for and on behalf of Medscreen Limited


/S/ JOSEPH HALLIGAN                              /S/ FIONA BEGLEY
-----------------------                          ---------------------
     (signature)                                      (signature)

*Director                                        *Director





     J. Halligan                                       F. Begley
-----------------------                           ---------------------
       (name)                                             (name)


Pursuant to a Resolution of the Board dated         October 9             2001
                                            ---------------------------
Date    October 9     2001
     ----------------